Exhibit 5.1

Schellenberg Wittmer Ltd
Attorneys at Law
Löwenstrasse 19 / P.O. Box 2201
8021 Zurich / Switzerland
T +41 44 215 5252
F +41 44 215 5200
www.swlegal.ch

Anita Schläpfer
Partner / Attorney at Law, LL.M.
	Lennox Switzerland GmbH	(Columbia)
	c/o Mäder + Baumgartner Treuhand AG Schwanenfelsstrasse 10a, 8212 Neuhausen am Rheinfall Switzerland	D +41 44 215 9373
anita.schlaepfer@swlegal.ch

Dr. Oliver Triebold
Partner / Attorney at Law, M.C.J.
(NYU)
D +41 44 215 5269
oliver.triebold@swlegal.ch

	(company number CHE-491.600.153; the “Company”)	Listed in the
Cantonal Attorney Registry
Date	July 20, 2020

Reference No.	200242 (SW-05919110)/ANS

Subject	Registration Statement on Post-Effective Amendment No. 1 to Form S-3 filed by, among others, Lennox International Inc. (the “Issuer”) and the Company relating to the Registration (as defined below)

Ladies and Gentlemen

We, Schellenberg Wittmer Ltd, have acted as special Swiss counsel to the Company in connection with the registration statement on Post-Effective Amendment No. 1 to Form S-3 dated July 20, 2020 (the “Registration Statement”) to which this opinion has been filed as an exhibit. The Registration Statement amends the registration statement on Form S-3 filed by, among others, the Issuer on October 21, 2019 which relates to the registration (the “Registration”) under the US Securities Act of 1933 (the “Securities Act”) of securities that may be issued by the Issuer and guaranteed by certain of its subsidiaries (including the Company) from time to time, including debt securities that have been and may be issued by the Issuer (the “Debt Securities”). The Issuer may, among others, issue the Debt Securities from time to time in one or more series pursuant (i) in the case of senior debt securities, the indenture, dated as of May 3, 2010 (the “Base Indenture”) between the Issuer and U.S. Bank National Association, as trustee (as amended, supplemented or otherwise modified, the “Senior Indenture”) and (ii) in the case of subordinated debt securities, a subordinated indenture to be entered into between the Issuer and a trustee to be named therein (as amended, supplemented or otherwise modified, the “Subordinated Indenture”, together with the Senior Indenture, the “Indentures” and each an “Indenture”). The Debt Securities, if issued by the Issuer, may be fully and unconditionally guaranteed on a joint and several basis by the guarantors named in the Registration Statement, including the Company (the “Guarantees”). We have been requested to render an opinion in connection with certain issues of Swiss law.

Capitalized terms and expressions shall have the same meaning as in the Base Indenture unless provided for differently herein.

A.	DOCUMENTS REVIEWED

For the purposes of this opinion, we have examined the following documents:

A.1

An executed copy of the eighth supplemental indenture (the “Eighth Supplemental Indenture”) dated as of May 22, 2020, between the Company as guarantor, the Issuer as company, each other Existing Guarantor (as defined therein) party thereto and U.S. Bank National Association as trustee to the Senior Indenture.

A.2	A copy of the signed Base Indenture.

A.3	A form of the Subordinated Indenture (the “Form Subordinated Indenture”) included as an exhibit to the Registration Statement.

A.4	A copy of the signed Registration Statement.

A.5

A copy of the articles of association (Statuten) of the Company (the “Company Articles”) dated as of March 27, 2020, and certified by the commercial register of the Canton of Schaffhausen to be accurate as of April 27, 2020.

A.6

An electronic excerpt from the commercial register (Handelsregisterauszug) of the Canton of Schaffhausen (the “Company Excerpt” and together with the Company Articles, the “Constitutional Documents”) dated as of July 20, 2020, 8:22 a.m., in respect of the Company.

A.7

A copy of the circular resolution relating to the resolutions of the managing directors of the Company (the “Managing Directors’ Resolution”) dated as of July 17, 2020, approving, among others, the Company’s signing and filing of the Registration Statement and authorizing the persons named therein to sign the Registration Statement on behalf of the Company.

A.8

A copy of the written resolution relating to the resolutions of the sole quotaholder of the Company (together with the Managing Director’s Resolution, the “Company Resolutions”) dated as of July 17, 2020, approving, among others, the Company’s signing and filing of the Registration Statement and the distribution of corporate assets in connection with an enforcement of the Company’s obligations under the Guarantees.

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For the purposes of this opinion, we have reviewed no documents other than those mentioned in section A. Therefore, we express no opinion on, or in connection with, any other agreements or documents.

B.	ASSUMPTIONS

In giving our opinion, we have assumed the following:

B.1	All signatures on the documents submitted to us (and on any and all agreements and documents referred to therein) or on the originals thereof are genuine.

B.2	All documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies are true and complete and conform to the originals thereof.

B.3

None of the documents submitted to us (and none of the agreements and documents referred to therein) has been amended (except for the amendments to the Base Indenture pursuant to the supplements thereto, including the Eighth Supplemental Indenture), rescinded or revoked.

B.4	The founders’ declaration (Stampa-Erklärung) filed with the commercial register in connection with the incorporation of the Company was true and complete as of its date.

B.5

Each of the parties (other than the Company) to the Indentures (and to any and all agreements and documents referred to therein) is, or will be, a company, other legal entity, partnership or other organization duly organized, validly existing and in good standing (where such concept is legally relevant) under the laws of the jurisdiction of its incorporation and/or establishment and has the requisite capacity, power and authority to enter into the transactions contemplated by the Indentures (and by any and all agreements and documents referred to therein) and to exercise its respective rights and perform its respective obligations thereunder.

B.6

The signing, delivery and performance of the Indentures (and of any and all agreements and documents referred to therein and any power-of-attorney issued in connection therewith) by all parties thereto (other than the Company) have been, or will be, duly authorized by all action necessary under applicable law, the articles of incorporation (if applicable) and the internal regulations (if applicable) of each such party.

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B.7

The Indentures (and any and all agreements and documents referred to therein) have been, or will be, duly signed and delivered by representatives of all the parties thereto (other than the Company; see section B.20 in this respect) with the requisite signing authority conferred on them in accordance with applicable law, the articles of incorporation (if applicable) and the internal regulations (if applicable) of each such party. None of the directors or officers or representatives of the respective party (including the Company) has or had, or will have, a conflict of interest with such party in respect of the Indentures that would preclude him or her from validly representing, or granting a power-of-attorney on behalf of, the respective party.

B.8

The Indentures have been, or will be, entered into, and the signing and completion thereof (and of any and all agreements and documents referred to therein) have been, or will be, carried out for bona fide commercial reasons and on arm’s length terms by each of the parties thereto and at the time the relevant parties did, or will do, so there were reasonable grounds for believing that the entering into, and the performance of, the Indentures (and any and all agreements and documents referred to therein) benefit the Company and in no way jeopardize its business or continuing existence.

B.9

The Indentures are, or will be, legal, valid, binding and enforceable in accordance with their respective terms under the laws of the State of New York by which they are expressed to be governed and the choice of such laws is, or will be, freely made by the parties thereto and for bona fide purposes.

B.10	All conditions and prerequisites provided for in the Indentures (and in any and all agreements and documents referred to therein) have been, or will be, met or waived.

B.11

Each of the parties to the Indentures has duly performed, or will duly perform, all obligations thereunder (and under any and all agreements and documents referred to therein) by which it is bound in accordance with the respective terms thereof.

B.12

All representations and warranties, other than any representations and warranties on the matters of Swiss law expressly opined upon herein made by any one of the parties in the Indentures (and in any and all agreements and documents referred to therein) are, or will be, when made or repeated or deemed to be made or repeated, true and accurate.

B.13

To the extent any document must be signed or any right or obligation under the Indentures (or under any and all agreements and documents referred to therein) must be exercised or performed under any law

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other than Swiss law or in any jurisdiction outside Switzerland, such signing or performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction, and all parties to the Indentures (and any and all agreements and documents referred to therein) will comply with all matters of validity and enforceability under any law.

B.14

At the time of entering into the relevant Indenture, none of the parties to the Indentures (or to any and all agreements and documents referred to therein) has or will have, at the time of signing the relevant Indenture, passed a winding-up or similar resolution, nor has, or will have, a petition been presented or order been made by a court or other authority for the winding up, dissolution, bankruptcy, receivership, moratorium, administration or similar procedure of any such party, and no receiver, trustee in bankruptcy, administrator or similar officer has been or will be appointed in relation to any such party or any of its assets or revenues.

B.15

At the time of entering into the relevant Guarantee, the Company and any Subsidiary of the Company being a Guarantor are not, and there are no reasonable grounds to believe that in the future the Company and any such Subsidiary will become insolvent or over-indebted.

B.16	The Constitutional Documents are unchanged and correct as of the date hereof, and no changes have been made which should be reflected in such documents as of the date hereof.

B.17	The Resolutions have been duly passed in the manner set forth therein, accurately reflect the resolutions and other matters stated therein and are in full force and effect.

B.18

The quotaholder of the Company has complied and will comply with its reporting and/or disclosure obligations pursuant to article 790a of the Swiss Code of Obligations (“CO”) in relation to the Company.

B.19

All authorizations, approvals, consents, licenses, exemptions and other requirements (other than those required under Swiss law applicable to companies generally or the Constitutional Documents) for the due signing, legality, validity and enforceability of the Indentures or for any other activities carried on in view of, or in connection with, the exercise of the rights or the performance of the obligations expressed to be undertaken in the Indentures by the parties thereto have been duly obtained prior to the signing of the Indentures and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

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B.20

Any Indenture, including any supplement thereto (other than the Eighth Supplemental Indenture) providing for a Guarantee by the Company securing any series of Debt Securities (other than the Notes, as defined in the Eighth Supplemental Indenture) (i) will contain terms provided for in the Base Indenture or the Form Subordinated Indenture, respectively, or, if not provided for in the Base Indenture or the Form Subordinated Indenture, respectively, terms that will have been established in accordance with the provisions of the Base Indenture or the Form Subordinated Indenture, respectively, and reflected in appropriate documentation approved by us, (ii) will contain guarantee limitation language substantially in the form of the limitation language set out in section 3 of the Eighth Supplemental Indenture and (iii) will be duly signed and delivered by duly authorized representatives of the Company.

C.	OPINION

Based on the assumptions and subject to the qualifications set forth herein, we are of the opinion that:

C.1	The Company has been duly incorporated and validly exists as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Switzerland.

C.2	The Company has corporate power to enter into and perform its obligations and to issue and perform its obligations under the Guarantees.

C.3

The Guarantees have been duly authorized by the Company and, as far as Swiss law applicable to companies generally is concerned, when (a) the Registration Statement has become effective under the Securities Act and (b) the Debt Securities have been duly executed by the Issuer and authenticated in accordance with the terms of the applicable Indenture and delivered in the manner provided in the applicable Indenture, there is no reason why the obligations assumed by the Company under the applicable Guarantees should not constitute legal, valid, binding and enforceable obligations of the Company in accordance with their respective terms under the laws of the State of New York by which the Guarantees are expressed to be governed.

D.	QUALIFICATIONS

The opinions set forth herein are subject to the following qualifications:

D.1	We have not been retained as tax or regulatory counsel and, therefore, express no opinion on any tax or regulatory matters relating to the Company, any of its affiliates or the transaction in general.

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D.2

The opinions expressed herein are limited to the laws of Switzerland as in force on the date hereof and as currently applied and construed by the courts of Switzerland. In the absence of statutory or established case law, we base our opinion on our independent professional judgement. We have not investigated and do not express or imply any opinion herein concerning any other laws.

D.3

We have not verified as to whether any of the parties to the Indentures (and any and all agreements and documents referred to therein), and/or any person holding a controlling interest in any such party, and/or the transactions covered by the Indentures and/or any underlying transaction to which the Indentures relate, are subject to any sanctions, including, but not limited to, asset freezes, embargos and other economic sanctions, imposed by any state, group of states or international organization, including Switzerland, which would (i) make it illegal to enter into the Indentures, (ii) prevent such party from performing its respective obligations and/or exercising its respective rights under the transactions described herein and/or (iii) require governmental authorization and/or be subject to reporting to any governmental or public body.

D.4	There may be a time gap between the instigation of a liquidation of a Swiss legal entity and the registration of the liquidation in the commercial register.

D.5

We express no opinion on the legality, validity, binding effect and enforceability of the Indentures (save as explicitly opined upon in section C.3 in respect of the Guarantees), the Registration Statement and/or the any Debt Securities. The Registration Statement has been prepared by, among others, the Issuer and the Company, which have accepted responsibility for the information contained therein. We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

D.6

The capacity of the Company to enter into and, accordingly, the validity, binding effect and enforceability of, the obligations of the Company under the Guarantees which have not been entered into by the Company for adequate consideration and in its proper interest is at all times subject to the limitations arising from the rules regarding capital maintenance of Swiss limited liability companies including, but not limited to article 793 CO and article 798 CO which prohibit the direct or indirect repayment of the quota capital (Kapitalrückzahlungsverbot) and limit the distribution of profits and legal reserves of a Swiss limited liability company, respectively, to the quotaholders. The application of such rules may therefore limit the assets of the Company available for enforcement or even exclude enforcement under the Guarantees of obligations which have not been entered into by the Company for adequate consideration and in its proper interest.

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D.7

Additional protective rules regarding the capital maintenance of Swiss limited liability companies may limit the capacity of the Company to enter into and, accordingly, the validity, binding effect and enforceability of, the Company’s obligations under the Guarantees which have not been entered into by the Company for adequate consideration and in its proper interest to the extent that at the time of an enforcement (i) the Company is not in a financial position to fully comply with such obligations and (ii) as a consequence, the full enforcement or performance of such obligations will result in an illiquidity (Illiquidität) of the Company and/or jeopardize its corporate existence (existenzvernichtender Eingriff).

D.8

The limitations set out in the Eighth Supplemental Indenture (or any other Indenture or supplement thereto entered into by the Company and providing for a Guarantee subject to similar limitations) could reduce (as the case may be to zero) the proceeds of enforcement against the Company under the Guarantees. The obligations under the Guarantees subject to such limitations may also be contingent upon the procedural requirements of Swiss corporate law for the payment of dividends and trigger Swiss withholding tax consequences as set forth in section D.11. Consequently, the respective obligations of the Company may be frustrated under such circumstances and have a very limited or no commercial value.

D.9

The qualifications set forth in Sections D.6 through D.8 equally apply to (i) any other security, guarantee, indemnity or other obligation of the Company for, or with respect to, any obligation of the Issuer or any other Guarantor (except for any other Guarantor that is a direct or indirect wholly-owned Subsidiary of the Company) and/or (ii) to any other up-stream or cross-stream benefit granted by the Company, including, without limitation, by means of a joint liability, an indemnity, a waiver of set-off or subrogation rights or the subordination or waiver of intra-group liabilities.

D.10

Swiss federal withholding tax of 35 percent may be required to be deducted from payments made by the Company under the Guarantees for, or with respect to, any obligation of the Issuer or any other Guarantor (except for any other Guarantor that is a direct or indirect wholly-owned Subsidiary of the Company) if the Swiss Federal Tax Administration deems such payment to qualify as a dividend or similar distribution.

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D.11	A power-of-attorney governed by Swiss law may be withdrawn or revoked at any time.

D.12

The terms “enforceable”, “valid”, “legal”, “binding” and “effective” (or any similar expression or combination thereof) where used herein mean that the obligations assumed by the relevant party under the relevant document are of a type which Swiss law generally recognizes and enforces; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms.

D.13	No opinion is expressed as to the accuracy of the facts set out or referred to in the documents reviewed or the factual background assumed therein.

D.14

The opinions set forth above are subject to laws generally affecting creditors’ rights (including, without limitation, the applicable bankruptcy, insolvency, composition, moratorium, fraudulent transfer, and similar laws of general application) as well as principles of equity (Treu und Glauben) and the absence of an abuse of rights (Rechtsmissbrauch).

D.15

Legal terms or concepts expressed in English in this opinion or in the Indentures or the Registration Statement (or in any and all agreements and documents referred to therein) may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We express no opinion on matters of fact and we assume no obligation to advise any party of any changes of factual or legal matters relevant to this legal opinion that may be brought to our attention after the date hereof. This legal opinion is strictly limited to the matters stated in it and to the confirmations set forth in section C and does not apply by implication to any other matters.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, it may not (in full or in part) be used, copied, circulated or relied upon by any party or for any purpose without our express written consent.

This opinion is governed by and construed in accordance with Swiss law, and any permitted reliance upon this opinion is subject to the express condition that any issues of interpretation or liability arising under this opinion will be governed by Swiss law and be subject to the exclusive jurisdiction of the competent courts of the city of Zurich (city district no. 1), Switzerland.

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Yours sincerely

SCHELLENBERG WITTMER LTD

/s/ Anita Schläpfer	/s/ Anita Schläpfer b/o Oliver Triebold

Anita Schläpfer	Oliver Triebold

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